EXHIBIT 10.1

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

This Software License and Services Agreement (“Agreement”)
dated the 2nd day of November, 2006, is between

Expert System S.p.A. (“Expert”)
Via Virgilio 56/ Q - Staircase 5
41100 Modena Italy

and

InfoByPhone, Inc.
a Delaware corporation that is a wholly owned
subsidiary of Ocean West Holding Corporation,
d/b/a AskMeNow (“AskMeNow”).
26 Executive Park, Suite 250
Irvine, California 92614 USA.

The terms of this Agreement shall apply to the Program license granted and to all services provided by Expert under this Agreement, including future Licenses and Services, which shall be governed by this Agreement, unless otherwise stated therein.

I.	DEFINITIONS

In this Agreement the following words and expressions have the following meanings:

1.1
“Program” means the Cogito® Contact Mobile Product for structured and unstructured databases and natural language query and answer capability, as more specifically described on Schedule 1 annexed hereto, and the Documentation therefor and Updates thereof .

1.2
“Documentation” means the user guides and manuals for installation and use of the Program software. The Documentation shall be provided in CD-ROM or written form, whichever is generally available at the time of the execution of this Agreement.

1.3
“Start-Up Phase” means the installation, customization and integration of the Programming software in the existing application environment in order to provide automatic reply with data extracted from its content databases to natural language queries sent via SMS messages. The Start-Up Phase is expected to last approximately 5 months, however, in any event, will end on or before March 1, 2007. The content databases to be integrated in the Start-Up Phase are:

411

Sports
Includes Sports Network + 4 Sports-Reference
Ring Tones/Wallpaper/Games
Includes lyrics (which may be added later)
Travel
Includes Hotels, Flights & Rental Cars
Shopping
Stocks
Weather
Astrology
Wikipedia -

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

1.4
“On-Going Technical Support” means Program support provided by Expert under the policies set forth on Schedule 2 annexed hereto. It starts at the end of the Start-Up Phase and includes on-going technical support, maintenance (rules refinements and fine-tuning), software updates of the integrated databases and the integration of new databases. The On-Going Technical Support phase continues for a period of 7 years from the end of the Startup Phase.

1.5
“Update” means a subsequent release of the Program which Expert generally makes available for Program licenses at no additional license fee other than media and handling charges, provided AskMeNow is not in default under the terms of this agreement for the Program for the relevant time period.

1.6	“Designated System” means the single processor computer hardware and operating system designated where the Program will be installed.

1.7	“Commencement Date” means the date on which the Program are delivered by Expert to AskMeNow.

1.8	“Term” means the period of validity of the Agreement as set forth in section 4.1.

1.9
“AskMeNow’s Co-Marketing Partners” means those customers of AskMeNow that have entered into a distribution agreement to distribute their content through AskMeNow and receive a share of the revenue generated as a result of the distribution of their content.

II.	PROGRAM LICENSE

2.1	Rights Granted

(a)
Subject to the terms and conditions set forth in this Agreement, in consideration of the payments from AskMeNow as set forth below, Expert grants to AskMeNow an exclusive worldwide (exclusive of Italy) perpetual license (the “License”) for the mobile communications industry to use the Cogito® Contact Mobile Product and the Expert System Technology of Text Mining for structured and unstructured databases and natural language query and answer capability, as described in Schedule 1 as follows:

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

(i)
to use the Program solely for AskMeNow’s operations on the Designated System or on a backup system if the Designated System is inoperative consistent with the use limitations specified or referenced in this Agreement, or in the Documentation. AskMeNow may not relicense, rent or lease the Program for third-party training, commercial time-sharing or service bureau use;

(ii)	to use the Documentation provided with the Program in support of AskMeNow’s authorized use of the Program;

(iii)
to copy the Program for archival or backup purposes, and to make a sufficient number of copies for the use specified in this Agreement. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies; and

(iv)	To integrate the program with other software products.

(b)	AskMeNow shall not copy or use the Program (including the Documentation), except as specified in this Agreement.

(c)
AskMeNow agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Program, except to the extent required to obtain interoperability with other independently created software or as specified by law.

(d)
Expert shall retain all title, copyright and other proprietary rights in the Program. AskMeNow does not acquire any rights, express or implied, in the Program, other than those specified in this Agreement.

2.2	Exclusivity

(a)
Subject to section 6.1(f)(iv) hereof, for the Term of the Agreement Expert shall not provide technology and services competitive with the Program, technology and services provided to AskMeNow (i.e. enterprise and Internet search, natural language based search and queries) to any, direct or indirect, competitor of AskMeNow, including, but not limited to, Content Aggregators, MVNO’s, Cellular Carriers, Search Engine Providers, Television Networks, Newspaper Groups, MultiMedia Providers, and Cellular Handset Manufacturers.

(b)
Any Expert technology and services that do not compete with AskMeNow’s business (including, but not limited to, open sources intelligence, eCRM solutions, e-translation, automatic document categorization) will be exempted from this exclusivity provision.

(c)
Any enterprise which is not included in the list set out in paragraph (a) of this section 2.2. is exempted from this non-compete provision, provided that it offers its content in the form of a single content category and not as a content aggregator.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

2.3	Transfer and Assignment

AskMeNow may not transfer a Program license to any affiliate (any company it controls, is a subsidiary of its parent or is otherwise under common control with), without obtaining the prior written consent of Expert. Expert shall not unreasonably withhold or delay such consent, provided that the new licensee shall execute a license agreement with Expert that reproduces, mutatis mutandis, the same terms and conditions of this Agreement in respect of the transferred licensed Program and provided further that AskMeNow shall remain jointly and severally liable with the new licensee for the fulfillment of the obligations assumed by the new licensee under such new license agreement.

2.4	Audit rights

(a)
At Expert’s written request, not more frequently than once each year during the Term, AskMeNow shall furnish Expert with a signed certification verifying that the Program is being used pursuant to the provisions of this Agreement.

(b)
Expert or its designee shall have the right to inspect AskMeNow’s books and records relating to the use of the Program for the purpose of verifying that it has complied with this Agreement regarding the use of the Program and the payment of the fees provided in article 6 below. Such inspections will be made no more frequently than once each year during the Term on not less than ten (10) days written notice, during regular business hours. Any such audit shall be conducted at AskMeNow’s facilities and shall not unreasonably interfere with AskMeNow’s business activities. If an audit reveals that AskMeNow has underpaid fees to Expert, AskMeNow shall be invoiced for such underpaid fees. Expert shall bear the expense of such inspection unless the inspection reveals license fee(s) that vary more than five percent (5%) from the license fee(s) paid to Expert, in which case AskMeNow shall bear the reasonable costs associated with the audit.

III.	TECHNICAL SUPPORT SERVICES

Expert undertakes to provide the following support services.

3.1	Start-Up and On-Going Technical Support Services

Expert will provide Technical Support Services for the Program in accordance with Expert’s Technical Support policies as set forth in Schedule 2 (“Technical Support Services”).

3.2	Consulting and Training Services

Expert will provide consulting and training services agreed to by the parties as specified in Schedule 3 annexed hereto (“Services”). All Services billed on a time and materials basis unless the parties expressly agree otherwise in writing.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

3.3	Incidental Expenses

For any on-site Services requested by AskMeNow, AskMeNow shall reimburse Expert for actual, reasonable travel and out-of-pocket expenses incurred that have been requested or approved in writing in advance of the incurrence of the expenses.

3.4	No subcontracting

Expert may not subcontract any of the Services without the prior written consent of AskMeNow in each instance.

3.5	Acceptance Testing.

Within a reasonable period of time after the completion of the installation of the Program and the completion of the each integration with AskMeNow content Database rendered during the Start-Up Phase, AskMeNow shall commence performance of acceptance testing and shall complete such tests as promptly as is practicable under the circumstances. Such acceptance tests shall be conducted at AskMeNow’s site and on its equipment in order to determine whether the Program meets the acceptance criteria set forth in Schedule 4 and to ensure that the Program can be effectively utilized in AskMeNow’s operating environment, are capable of running on a variety of data without failure, as applicable, and meets the AskMeNow’s runtime performance requirements. If and when AskMeNow reasonably determines that the acceptance tests establish that the Program are performing satisfactorily, AskMeNow shall so advise Expert within five (5) days. In the event AskMeNow does not notify Expert of its acceptance or rejection of the Program within ten (10) days after the satisfactory completion of acceptance testing, the Program shall be deemed accepted.

If AskMeNow determines that the Program have not successfully completed acceptance testing, AskMeNow shall promptly notify Expert in writing (hereinafter referred to as the ‘First Notice of Failure’) and shall specify with as much detail as possible in which respects the Program failed to pass acceptance testing. Expert shall then make such necessary corrections and modifications to the Program as will permit the same to be ready for re-testing by AskMeNow no later than ten (10) business days from the date of receipt of the First Notice of Failure. Expert shall notify AskMeNow when such corrections and modifications have been made, and AskMeNow shall commence re-testing the Program as promptly as possible. If AskMeNow reasonably determines that the Program still have not successfully completed the acceptance test by meeting all applicable criteria, then AskMeNow shall promptly notify Expert in writing, specifying in as much detail as possible in which respects the Program failed to pass acceptance testing (a “Subsequent Notice of Failure”). Expert shall then make such necessary connections in the Program as will permit the Program to be ready for retesting by AskMeNow no later than ten (10) business days from the date of receipt of the Subsequent Notice of Failure. AskMeNow shall then retest the Program and advise Expert of the results. If the Program again fail acceptance testing, AskMeNow shall again issue a Subsequent Notice of Failure and the same process shall continue until either the Program passes acceptance testing or the Start-up Phase has expired. If the Program have not passed acceptance testing by the end of the Start-up Phase, then AskMeNow shall have that right to terminate this Agreement, in which case each of the parties will have no right to request indemnification or compensation from the other, AskMeNow shall promptly return the Program software and all Documentation to Expert at the expense of Expert.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

If the failure of the acceptance testing concerns a specific integration or application of the Program which would not affect the license and/or customization of any other integration or application of the Program, this Agreement shall remain in full force and effect and AskMeNow shall have the right not to pay the fees attributable to the specific integration that did not pass the acceptance test.

IV.	TERM AND TERMINATION

4.1	Term

Unless earlier terminated in accordance with this Agreement, the term of this Agreement shall commence on the Commencement Date and continue until the seventh anniversary of the date of conclusion of the Start-Up Phase.

4.2	Termination by AskMeNow

AskMeNow shall have the right at any time after the completion of the On-Going Support Phase to terminate the License and this Agreement on ninety (90) days’ prior written notice to Expert.

4.3	Termination by Expert

(a)
Expert may terminate this Agreement and the License upon written notice if AskMeNow fails to pay to Expert any amounts due under this Agreement within fifteen (15) days of the date such amount is due and such failure continues for a period of fifteen (15) days following receipt of notice of such failure.

(b)
Expert may terminate this Agreement and the License upon written notice if AskMeNow materially breaches any provisions of this Agreement other than an obligation to pay amounts due and fails to correct the breach within sixty (60) days following written notice specifying the breach.

(c)
Expert may terminate this Agreement and the License upon written notice in the event that AskMeNow (i) suffers any insolvency proceeding, either voluntary or involuntary, or is adjudicated bankrupt, (ii) is the subject of any proceeding, not dismissed within sixty (60) days, related to its liquidation, insolvency or the appointment of a receiver or similar officer for the administration or liquidation of its business, (iii) makes an assignment for the benefit of all or substantially all of its creditors, (iv) takes any corporate action for its winding-up, dissolution or administration, or (v) ceases to carry on its business.

(d)
Expert may terminate this Agreement and the License upon written notice in the event of i)any failure by AskMeNow to notify Expert of any Change of Control (as such term is defined below) of AskMeNow within fifteen (15) days from its occurrence, or ii) any change in control or disposal of 80% or more of the assets notified by AskMeNow in accordance with the requirements of section 4.3d (i), however, Expert will not unreasonably terminate this Agreement due to such change of control or disposal of assets. For the purposes set out herein, there is a Change in Control of AskMeNow if a transaction is made which results in AskMeNow being controlled by, or being under common control by any other entity. In this clause the term “Control” shall mean the possession by any person(s) or nominee(s) directly or indirectly of the power to direct or cause the direction of another person and “Change of Control” is to be construed in accordance with Italian law.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

(e)
Expert may terminate this Agreement and the License upon written notice if AskMeNow does not comply with the minimum payment obligations set out in Sections 6.1(f)(ii), (iii) and (iv) of this Agreement.

(f)
Expert may terminate this Agreement or any License in years 4-7 upon written notice if the revenue generated by AskMeNow is no more than 50% of the revenue necessary to meet the minimum required payments to Expert from the revenue sharing plan set forth in Section 6.1(f)(iv)(B) of this Agreement.

4.4	Effect of Termination

(a)	Upon the expiration or termination of this Agreement for any reason:

(i)	all rights and licenses granted by Expert shall cease immediately; and

(ii)
AskMeNow shall cease using the Program, shall thereafter immediately delete from its systems the Program and shall promptly return to Expert, or destroy and certify the destruction of, all copies of the applicable Program and the Documentation.

(b)
Termination of this Agreement or the License shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve obligation to pay all fees that have accrued or are otherwise owed by AskMeNow under this Agreement.

(c)	The parties’ rights and obligations under Sections 2.1,2.3,and 2.4 (for a period of one year), and Articles V and VII shall survive termination of this Agreement.

V.	INDEMNITY, WARRANTIES, REMEDIES

5.1	Representations, Warranties and Related Covenants; Disclaimers

Expert hereby represents, warrants and covenants that

(a)	it has the right to enter into this License Agreement and it is the sole owner of all intellectual property rights in and to the Program and Documentation,

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

(b)
the use of the Program or the exercise of the License granted hereunder, will not violate or interfere with the intellectual property or contractual rights of any third party, including without limitation, those rights arising under copyright, trademark, trade secret or patent law.

(c)	For a period of one year from the Commencement Date that each Program will perform the functions described in the Documentation unless modified by AskMeNow without the authorization of Expert.

(d)
Expert’s Technical Support Services and Services will be performed on a timely basis consistent with best industry standards and will not infringe upon or otherwise violate the intellectual property rights of any third parties. This warranty shall be valid for 180 days from the completion of the performance of the relevant service.

(e)
There is no outstanding civil or criminal litigation, arbitrated matter or other dispute to which it or any of its affiliates or any of their respective directors, officers, employees or contractors is party which, (i) if decided unfavorably against any of them, would reasonably be expected to have a material adverse effect on the ability of Expert to perform its obligations under this Agreement or (ii) involves the Program or the furnishing of the Technical Consulting Services or the Services being furnished toAskMeNow hereunder. Expert shall notify AskMeNow in writing (and include a copy of any service of process and related documents served on Expert), within ten (10) days of its actual knowledge of any such pending or anticipated civil or criminal litigation, arbitration or other dispute or the occurrence of any act or omission reasonably expected to give rise to the same.

(f)
The Program, Technical Support Services and Services being provided by Expert hereunder do not and shall not contain any virus, time bomb, Trojan horse, worm or other harmful or disabling code or device which will have an adverse effect upon the operability, functionality or performance of AskMeNow’s computers, networks or systems.

(g)	Expert has and will employ best industry standards and the Program include best industry standard means for providing for the security of data and systems.

(h)
Expert shall provide the necessary skilled personnel to perform the Technical Support Services and the Services and shall ensure the continuity of all personnel involved in the providing of the same to AskMeNow.

5.2	Disclaimers

THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

Expert does not warrant that the Program will operate in combinations other than as specified in the Documentation or that the operation of the Program will be uninterrupted or error-free. Pre-production releases of Program and computer-based training products (versions delivered during the Start-Up Phase) are distributed “AS IS.”

Expert shall have no obligation or other liability with regard to any error or non compliance with the warranties set forth above that is caused, in whole or in part by; (a) modifications or alterations to the Licensed Program made other than by Expert or a third party under contract with Expert; (b) use of the Licensed Program by AskMeNow other than as contemplated herein, or in an amendment hereto signed by the parties other than the Designated System; (c) hardware, software or other products not provided by Expert; (d) the negligence or willful misconduct of AskMeNow; (e) AskMeNow’s implementation and installation of the Program other than in accordance with instructions furnished by Expert; or (f) electrical malfunction.

5.3	Infringement Indemnity

Expert hereby agrees to defend and hereby indemnifies AskMeNow and holds it harmless from and against all claims, losses, causes of action, costs and expenses (including reasonable attorneys’ fees) which AskMeNow may incur by reason of any claim that the Program infringe the copyright, patent or other intellectual property right of third parties, provided that: (a) AskMeNow notifies Expert in writing within 30 days of the claim; (b) Expert has sole control of the defense and all related settlement negotiations (provided that a settlement does not provide for the taking of any action by AskMeNow other than the cessation of the use of the Program and/or Services); and (c) AskMeNow provides Expert with reasonable assistance, information and authority to assist Expert to perform Expert’s obligations under this Section. Expert will reimburse AskMeNow’s reasonable out-of-pocket expenses incurred in providing such assistance. Expert shall have no liability for any claim or infringement based on use of a superseded or altered release of Program if the infringement would have been avoided by the use of a current unaltered release of the Program which Expert provides to AskMeNow.

If the Program is held or is believed by Expert to infringe, Expert shall have the option, at its expense, to (a) modify the Program to be noninfringing; or (b) obtain for AskMeNow a license to continue using the Program. If it is not commercially reasonable to perform either of the above options, then Expert may terminate the license for the infringing Program and refund the license and any other fees paid for the Program and pay any balance of any damages due to a third party intellectual property holder that has asserted its rights against AskMeNow as a result of the use of the Program, Technical Support Services or Services. This Section 5.3 states Expert’s entire liability and AskMeNow’s exclusive remedy for infringement.

5.4	Exclusive Remedies for malfunctioning

Expert hereby agrees to defend and hereby indemnifies AskMeNow and holds it harmless from and against all claims, losses, causes of action, costs and expenses (including reasonable attorneys’ fees) which AskMeNow may incur by reason of: (i) any breach or alleged breach by the Expert of any of Expert’s warranties, covenants or representations contained in section 5.1 above, or (ii) the negligence or willful misconduct of Expert’s employees or contractors during the course of its performance of this Agreement.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

AskMeNow may elect to participate in any such action with an attorney of its own choice at its own expense.

If the malfunctioning of the Program or any part of the Program has resulted from accident, abuse, or misapplication of the Licensed Program attributable to AskMeNow’s negligence, then Expert shall have no obligation to remedy the malfunctioning under this limited warranty.

For any breach of the warranties contained in Sections 5.1 (c) and (d), AskMeNow’s exclusive remedy, and Expert’s entire liability, shall be:

(a)	For the Program

The correction within 2 business days of Program errors that cause breach of the warranty, or if Expert is unable to make the Program operate as warranted, AskMeNow shall be entitled to terminate the Program license and recover all of the fees paid to Expert for the Program license.

(b)	For Technical Support Services and Services

The prompt reperformance of the Technical Support Services or Services, or if Expert is unable to perform them as warranted, AskMeNow shall be entitled to recover the fees paid to Expert for all Services provided hereunder.

(INSERT PARAGRAPH OUTLINING YOUR INSURANCE PROTECTION)

VI.	PAYMENT PROVISIONS

6.1	Invoicing and Payment [*]

6.2	Taxes

The fees listed in this Agreement do not include taxes; if Expert is required to pay sales, use, property, value-added or other taxes based on the License granted or the Services rendered in accordance with the terms of this Agreement, or on AskMeNow’s use of the Program or Services, then such taxes shall be billed to and paid by AskMeNow. This Section shall not apply to taxes based on Expert’s income.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

VII.	GENERAL TERMS

7.1	Confidentiality.

Each party (the “Receiving Party”) understands that the other party (the “Disclosing Party”) has disclosed or may disclose information that has commercial and other value in the Disclosing Party’s business and is confidential or proprietary in nature, hereinafter referred to as “Proprietary Information” of the Disclosing Party. The Receiving Party agrees (a) to hold the Disclosing Party’s Proprietary Information in confidence and to take all precautions to protect such Proprietary Information as the Receiving Party employs with respect to its most confidential materials, but in no case shall the Receiving Party employ less than reasonable precautions, (b) not to disclose any such Proprietary Information or any information derived therefrom to any third person and (c) not to make any use whatsoever at any time of such Proprietary Information except for the purposes required for its performance of its obligations under this Agreement. Although each party may review the other party’s intellectual property information, it shall not make or take copies thereof or use them, or the names and data contained therein, should this transaction terminate for any reason whatsoever. Proprietary Information shall not include information that the Receiving Party can document (i) is or becomes (through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to it by a third party without restriction. Upon the expiration or termination of this Agreement, each party shall return to the other party all hard copies containing Proprietary Information and destroy all Proprietary Information on electronic media and confirm to the other party that it is done so. The obligations contained in this paragraph shall survive the termination of this Agreement.

7.2	Governing Law

This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of Italy.

7.3	Resolution of Disputes

Any controversy or claim arising out of this agreement which is not settled between the parties themselves, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such Rules. The hearings shall take place in Zurich, Switzerland.

The language of the arbitration shall be English.

7.4	Notices

All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when received if sent by registered mail, facsimile confirmed by registered mail within 48 hours or Federal Express or other recognized courier service providing overnight delivery, to the addresses of the parties first listed above. The fax numbers of the parties for the purposes of giving notices are:

If to Expert :+39.059894099.

If to AskMeNow: 949-861-2591.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

To expedite order processing, AskMeNow agrees that Expert may treat documents faxed by AskMeNow to Expert as original documents; nevertheless, either party may require the other to exchange original signed documents.

7.5	Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Except as provided in Section 5.3 of this Agreement, Expert’s liability for damages hereunder shall in no event exceed the amount of fees paid by AskMeNow under this Agreement, and if such damages result from Customer’s use of the Program or services, such liability shall be limited to fees paid for the relevant Program or Services giving rise to the liability.

The provisions of this Agreement allocate the risks between Expert and Customer. Expert’s pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6	Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.7	Waiver

The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

7.8	Entire Agreement

This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement, including the letter of intent between the parties signed August 22, 2006. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any AskMeNow purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or “shrinkwrap” license included in any package, media, or electronic version of Expert-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

7.9	Publicity

Expert may not use AskMeNow’s name, trademarks, tradenames or other intellectual property for any purposes, including, without limitation, AskMeNow lists or press statements, without AskMeNow’s prior written consent, which consent may be withheld or revoked at any time by AskMeNow in its sole discretion. Neither party may issue press releases regarding the existence, or general non-confidential business terms of this Agreement and subsequent task orders hereunder, subject to prior written approval of the other party, which approval may be withheld in such other party’s sole and absolute discretion.

7.10	Escrow of Source Code

Within thirty (30) days of the date of execution of this Agreement, Expert will enter into a software escrow agreement (“Escrow Agreement”) and deposit a copy of the source code of the Application with Dott. Fabrizio Figurelli Studio Notarile (Notary) (“Escrow Agent”) located in Piazza Tre Martiri 1, 41032 Cavezzo (MO) Italy. Such source code will be updated with each new release or Upgrade of the Program, which will also be deposited with the Escrow Agent. Such copies of the source code will be held in escrow and in the event that Expert (i) files for bankruptcy, (ii) is the subject of any proceeding, not dismissed within thirty (30) days, related to its liquidation, insolvency or the appointment of a receiver or similar officer for the administration or liquidation of its business, (iii) makes an assignment for the benefit of all or substantially all of its creditors, (iv) takes any corporate action for its winding-up, dissolution or administration, (v) enters into an agreement for the extension or readjustment of substantially all of its obligations, (vi) recklessly or intentionally makes any material misstatement as to financial condition, (vii) ceases to carry on its business, or (viii) is in material breach of its support obligations hereunder and fails to cure such breach within thirty (30) days of notice thereof (“Release Events”), then AskMeNow, subject to the terms and conditions herein and in accordance with the Escrow Agreement, will be entitled to obtain a copy of such source code from the Escrow Agent. AskMeNow shall only use such copy of the source code internally to support the Program and within the terms and conditions set out in this Agreement.

AskMeNow shall be added to the Escrow Agreement as a beneficiary to such agreement within forty-five (45) days from the date of execution of this Agreement. Expert shall cause the Escrow Agent to acknowledge to AskMeNow that it is a beneficiary of the Escrow Agreement. AskMeNow shall be responsible of any initial and annual escrow fees, update deposit fees and any other fees and charges associated with the Escrow Agent’s services, as well as for the payment of any beneficiary release request and deposit release fees and costs in accordance with the published fee schedule of the Escrow Agent then in effect. The Escrow Agent’s only responsibility will be to use its good faith efforts to cause a copy of the source code, in the form as delivered by Expert, to be delivered to AskMeNow upon the occurrence of one of the Release Events set forth above.

The Effective Date of this Agreement shall be November 2, 2006.

“CONFIDENTIAL TREATMENT IS BEING REQUESTED FOR THE PORTIONS OF THIS DOCUMENT SET FORTH IN BOLD TYPE AND MARKED AS FOLLOWS: [*].”

OCEAN WEST HOLDING CORPORATION

By: /s/ Darryl Cohen

Darryl Cohen, President and CEO

EXPERT SYSTEM S.p.A.

By: /s/ Stefano Spaggiari
.
Name: Stefano Spaggiari